EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Progreen Properties, Inc. (the "Company") on Form 10-Q for the quarter ended October 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jan Telander, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jan Telander
Jan Telander, President, Chief Executive Officer
and Principal Financial Officer

December 14, 2009